                                                                  EXHIBIT 10.14

                                     LEASE

     THIS INDENTURE OF LEASE dated as of the 2nd day of December 1994, is made by and between GHK COMPANY, L.L.C., a New Hampshire Limited Liability Company with offices c/o Ram Asset Management, Inc., 121 Middle Street, Portland, Maine (hereinafter called the "Lessor") and Wire & Cable Specialties, Inc., with a place of business at 7 Raymond Avenue, Salem, New Hampshire (hereinafter called the "Lessee").

     WITNESSETH that for and in consideration of the rents herein reserved and the covenants and agreements herein contained and expressed and to be kept, performed and fulfilled, the parties agree as follows:

     Section 1 - Premises. Lessor hereby demises and lets unto Lessee, and
     --------------------
Lessee hereby leases from Lessor units six and seven in Building A at 7 Raymond Avenue, Salem, New Hampshire, the leased premises consisting of approximately 5,000 square feet of space, and being shown as the portion highlighted on Exhibit A annexed hereto the ("Premises"). All of the land, buildings and improvements owned by Lessor in the vicinity of the Premises, including any additional buildings which may be hereafter constructed and all rights of way and easements appurto are herein referred to as the ("Property").

     Section 2 - Term. The initial term of this Lease shall be for a period of
     ----------------
approximately three (3) years commencing when the Premises is certified for occupancy by Lessor. The estimated commencement date is December 19, 1994.

     Section 3 - Rent. Lessee shall pay to Lessor rent for the Premises
     ----------------
monthly, in advance, on the first day of each month as follows:

- -----------------------------------------------------------------
Year                            PSF     Monthly     Annual
Commencement date - 12/31/94    $5.00   Pro-rated   Pro-rated
01/01/95-12/31/95               $5.00   $2,083.33   $25,000.00
01/01/96-12/31/96               $5.25   $2,187.50   $26,250.00
01/01/97-12/31/97               $5.50   $2,291.67   $27,500.00
- -----------------------------------------------------------------

     Section 4 - Additional Rent. Lessee shall pay to Lessor, as additional
     ---------------------------
rent, Lessee's Proportionate Share (as hereinafter defined) of all of the costs of the Property, which costs shall include but shall not be limited to i) cleaning and maintenance of the common areas, ii) clearing and snow removal from parking area and access drives, iii) trash removal, iv) insurance carried by Lessor with respect to the Property, v) real estate taxes, vi) landscaping, vii) management fees, viii) repairs and maintenance of the buildings and improvements on the Property, ix) maintenance and other costs related to water, sewer, storm drainage and other utility service provided to the Property to the extent such utilities are not separately metered to the Premises and other Lessee premises in the Property and x) other expenses as deemed necessary by Lessor. This lease is a triple net lease. The term "real estate taxes" as used in the paragraph shall be deemed to include all assessments, impositions and other governmental charges, ordinary and reasonable, which may be levied, assessed or otherwise become a lien upon or charge against the Property. Additional rent will be in monthly installments, due with the monthly payments of the base rent, based on the budget provided by Lessor to Lessee. Lessor shall reconcile actual costs and expenses with the budget figures at least annually and make appropriate adjustments with Lessee.

For the purposes of this Lease, Lessee's Proportionate Share is the product of the area of the Premises divided by the leasable area of all buildings on the Property. At the time of signing of this Lease, such Proportionate Share is seven and 16/100 percent (7.16%).

For the period from January 1, 1995 through December 31, 1995, Lessee's Additional Rent shall not exceed Eighty-five Hundred Dollars ($8,500).

     Section 5 - Payment of Rent and Late Charges. Payments due under Sections
     --------------------------------------------
3 and 4 above shall be made at Lessor's office at the address set forth in
Section 29, or such other place as Lessor may designate in writing, on or before the first of each month. If the payment is not received by Lessor on the first day of each month, Lessor shall be entitled to, and Lessee shall pay to Lessor a late fee equal to five percent (5%) of the late payments and if payment is not received after the 10th of the month, it shall bear interest from the first of the month at the prime commercial rate of The First National Bank of Boston, as it may be adjusted from time to time, plus 4% per annum, but in no event more than the highest rate of interest allowed by applicable law. All payments under this Lease shall be paid to Lessor without notice or demand, and without abatement, deduction, counterclaim or set-off.

     Section 6 - Security Deposit. Simultaneously with the execution of this
     ----------------------------
Lease, Lessee has deposited the sum of two thousand seven hundred ninety one and 67/100ths Dollars ($2,791.67) (the "Deposit") with Lessor as security for the full and faithful performance by Lessee of all of the terms and conditions of this Lease required to be paid or performed by Lessee. Lessor may apply any portion of the Deposit for the payment of any payments of rent, additional rent or sums due to Lessor hereunder for which Lessee is in default and for any damages to the Premises (excluding reasonable wear and tear) caused by any affirmative or negligent act by Lessee, its employees, servants or invitees. Promptly following any application of the Deposit, Lessee shall pay to Lessor an amount needed to restore the Deposit to its original amount. Upon the expiration of this Lease and Lessee's vacating of the Premises, Lessor shall return the Deposit to Lessee less any amounts applied by Lessor to said rent or damages within 60 days.

     Section 7 - Taxes and Assessments. Lessor shall pay and discharge all real
     ---------------------------------
estate taxes and levies, and charges and governmental impositions, duties and charges of like kind and nature, which shall or may during the term of this Lease be charged, laid, levied or imposed upon or become a lien or liens upon the building containing the Premises, subject to Lessee making the payments of

Additional Rent as required in Section 4 above. Lessee shall pay all personal property taxes and other governmental impositions on its personal property and fixtures located at the Premises.

     Section 8 - Quiet Enjoyment. Lessor shall put Lessee in possession of the
     ---------------------------
Premises at the beginning of the term hereof, and Lessee, upon paying the rent and observing the other covenants and conditions herein upon its part to be observed, shall peaceably and quietly hold and enjoy the Premises without hindrance by, from or through Lessor, subject to the terms of this Lease.

     Section 9 - Signs. Lessee shall not install or alter any exterior signs on
     -----------------
the Premises without the prior written approval of Lessor. Any signs shall be in compliance with all federal, state and local laws and ordinances and shall conform with a uniform sign policy which Lessor may establish with respect to the Property. Lesser shall maintain a sign identifying the name of its business in a location designated by Lessor at the Premises.

     Section 10 - Repairs by Lessee. Lessee shall, at its own expense, be
     ------------------------------
responsible for all maintenance and repairs to the Premises, including, without limitation, light bulbs, ballasts, the heating, ventilating and air conditioning systems serving the Premises, and for all interior painting desired by Lessee and for the replacement of broken glass within the Premises. Lessee shall also promptly make any repairs lawfully required by any public authority as a result of changes in statutes or regulations which become effective subsequent to the beginning of the term of this Lease and which repairs are required because of the nature of the occupancy of the Premises by Lessee or the manner in which it conducts its business therein. At the expiration of this Lease or earlier termination hereof for any cause herein provided for, Lessee shall deliver up the Premises to Lessor broom clean and in the same sanitary and attractive condition and state of repairs as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain and damage due to fire or other casualty insured against excepted.

     In the event Lessee fails to make promptly any repairs required of Lessee hereunder, or fails to perform any of its other obligations Lessor may, at its option, make such repairs or perform such obligations to Lessee's account and the cost thereof will become an obligation of Lessee under this Lease, payable within thirty (30) days of demand and any such amount shall bear interest at the prime rate published in the Wall Street Journal plus 10% per annum, as may from time to time be determined, from the date of demand.

     Section 11 - Lessor's Maintenance. Lessor shall be responsible for
     ---------------------------------
structural maintenance of the building. The parties acknowledge that it is their intention that this Lease shall otherwise be an absolute net lease, so-called, and that Lessee has responsibility for all non-structural maintenance and repair to the Premises, together with payment of all reasonable costs and expense associated with the Premises excepting only any responsibility specifically accepted by Lessor hereunder.

     Section 12 - Alterations and Additions. Lessee shall not make structural
     --------------------------------------
alterations or
additions to the Premises, but may make non-structural alterations provided Lessor consents thereto in writing, which consent shall not be unreasonably withheld or delayed. Lessee shall not make any penetrations of the roof or exterior wall except for roof penetrations at a location approved by Lessor and performed by a contractor approved by Lessor. Lessee may require satisfactory evidence of available financing for any such alterations or additions. All such allowed alterations shall be at Lessee's expense and shall be in quality at least equal to the present construction. Lessee shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor and material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed at the direction of Lessee and shall cause any such lien to be released of record forthwith without cost to Lessor. Any alterations or improvements made by Lessee shall become the property of Lessor at the termination of occupancy as provided herein.

     Section 13 - Machinery, Equipment and Trade Fixtures. Lessee agrees that
     ----------------------------------------------------
it shall not install any machinery, equipment and trade fixtures, and appurtenances thereto, in the Premises which cannot be removed from the Premises without damage to the Premises. Lessee agrees that (a) all machinery and equipment, and appurtenances thereto, installed in the Premises by Lessee, or by any employee, agent or subcontractor of Lessee, or by any subLessee of Lessee, which may be removed from the Premises without damage to the Premises and (b) all furniture, furnishings and movable trade fixtures installed in the Premises shall be deemed to remain personal property and that all such machinery, equipment, appurtenances, furniture and movable trade fixtures of Lessee or of any employee, agent or subcontractor or subLessee of Lessee, must be removed, prior to the expiration of this Lease or its earlier termination for any cause herein provided for. Lessee shall repair any damage occasioned by such removal and shall restore the Premises to their condition as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain and damage due to fire or other casualty insured against excepted. Any such property which is required to be removed pursuant to the provisions hereof and which is not so removed prior to the expiration or earlier termination of this Lease may be removed from the Premises by Lessor and stored for the account of Lessee; and if Lessee shall fail to reclaim such property within sixty (60) days following such expiration or earlier termination of this Lease, such property shall be deemed to have been abandoned by Lessee and may be appropriated, sold, destroyed, or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor. Lessee shall pay to Lessor all reasonable costs incurred by Lessor in removing, storing, selling, destroying or otherwise disposing of any such property

     Section 14 - Utilities. Lessee shall make arrangements for, and shall pay
     ----------------------
when due all charges for, all utilities, including but not limited to gas, electricity, heat, power, telephone and any other services supplied to it at the Premises, and shall hold and save Lessor harmless from any expense or liability connected therewith. Lessor shall be under no responsibility to supply either heat or hot water to the Premises at any time whatsoever. Lessor will provide utility connections up to the premises. In no event shall Lessor be responsible or liable to Lessee or any one claiming under Lessee for failure or cessation of supply of any utilities.

     Section 15 - Use of the Premises.
     --------------------------------

     (a) In its use of the Premises, Lessee shall comply with all statutes, ordinances and regulations applicable to the use thereof, including, without limiting the generality of the foregoing, the Zoning Ordinance of the Town of Salem, New Hampshire, as now in effect or as hereafter amended. No business shall be operated or conducted on the Premises which involves heavy manufacturing or which is noxious or offensive.

     (b) Lessee shall not injure or deface, or commit waste with respect to the Premises, nor occupy or use the Premises in such manner as to constitute a nuisance of any kind, nor for any purpose nor in any manner in violation of any present or future laws, rules, requirements, orders, directions, ordinances or regulations of any governmental or lawful authority including Boards of Fire Underwriters. Lessee shall, immediately upon the discovery of any unlawful, illegal, disreputable or extra hazardous use, take all necessary steps to discontinue such use.

     (c) Lessee shall procure any licenses or permits required by any use of the Premises by Lessee.

     (d) Lessee's use of the access roads, parking areas and loading areas on the Property shall be subject to any reasonable rules or regulations which may be established from time to time by Lessor. Lessee shall not park storage trailers or store any items of its property on said exterior common areas.

     (e) Lessee shall not permit any employee, servant, invitee or visitor of Lessee to violate the covenants or obligations of Lessee hereunder.

     Section 16 - Subleasing - Assignment.
     ------------------------------------

     (a) Lessee shall not, without the prior written consent of Lessor, assign this Lease in whole or in part, or sublet the Premises or any portion thereof. In the event of such assignment or sublease, Lessee shall remain liable to Lessor for all the rentals called for under the terms of this Lease and for the performance of all covenants herein to be performed by Lessee.

     (b) It is agreed that if Lessor shall consent to such assignment or subletting, and Lessee shall thereupon assign this Lease or sublet all or any portion of the Demised Premises, then and in that event Lessee shall pay to Lessor, as additional rent, (i) in the event of an assignment, the amount of all monies, if any, which the assignee has agreed to and does pay to Lessee in consideration of the making of such assignment less however all out of pocket costs actually incurred by Lessee in connection with the making of such assignment, including but not limited to any brokerage fees, advertising and alteration costs; and (ii) in the event of a subletting, the amount, if any, by which the fixed basic rent additional rent payable by the subLessee to Lessee shall exceed the fixed basic rent plus additional rent allocable to that part of the demised premises affected by such sublease, pursuant to the provisions of this Lease plus the amounts, if any, payable by such subLessee to Lessee pursuant to any side agreement as consideration (partial or otherwise) for Lessee making such subletting.

     Lessor shall have the right to assign this Lease or any of the rights and benefits accruing to it thereunder.

     Section 17 - Mechanic's Lien. In the event of the filing in the Rockingham
     ----------------------------
County Registry of Deeds of any notice of a builder's, supplier's or mechanic's lien on the Premises arising out of any work performed by or on behalf of Lessee, Lessee shall cause said lien to be released and discharged without delay.

     Section 18 - Liability. Except for injury or damage caused by the willful
     ----------------------
or grossly negligent act of Lessor, its servants or agents, Lessor shall not be liable for any injury or damage to any person happening on or about the Premises or for any injury or damage to the Premises or to any property of Lessee or to any property of any third person, firm, association or corporation on or about the Premises. Lessee shall, except for injury or damage caused as aforesaid, indemnify and save Lessor harmless from and against any and all liability and damages, costs and expenses, including reasonable counsel fees, and from and against any and all suits, claims and demands of any kind or nature, by and on behalf of any person, firm, association or corporation, arising out of or based upon any incident, occurrence, injury or damage which shall or may happen on or about the Premises and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Premises or the installation of any property therein or the removal of any property therefrom. Lessee agrees to look solely to Lessor's interest in the Property for recovering of any judgment or claim against Lessor.

     Section 19 - Liability Insurance. Lessee shall throughout the term hereof
     --------------------------------
procure and carry, at its expense, comprehensive liability insurance on the Premises with an insurance company authorized to do business in New Hampshire and acceptable to Lessor. Lessor shall throughout the term procure and carry, comprehensive liability insurance on the common areas of the Property a portion of the cost shall be included in the additional rent due under Section 4. Such insurance shall be carried in the name of and for the benefit of Lessee and Lessor; shall be written on an "occurrence" basis; and shall provide coverage of at least $1,000,000.00 in case of death of or injury to one person at least $1,000,000.00 in case of death of or injury to more than one person in the same occurrence; and at least $1,000,000.00 in case of loss, destruction or damage to property. Lessee shall comply with the requirements of the Boilers and Unfired Pressure Vessels Law (RSA 157-A), if applicable, and in such event the policy or policies referred to above shall contain an endorsement providing pressure vessels insurance coverage and naming Lessor as an additional insured. Lessee shall furnish to Lessor a certificate of such insurance which shall provide that the insurance indicated therein shall not be canceled without at least twenty
(20) days' written notice to Lessor.

     Section 20 - Fire and Extended Coverage Insurance. Lessor shall procure
     -------------------------------------------------
and continue in force during the term hereof fire and extended coverage insurance on the building containing the Premises. Lessee shall procure and continue in force during the term hereof, fire and extended coverage insurance on any and all personal property and fixtures of Lessee which are situated in the Premises.

          Without prejudice to any rights of Lessee under the applicable insurance policies, Lessor shall be held free and harmless from liability for loss or damage to personal property of Lessee in the Premises by fire, the extended coverage perils, sprinkler leakage, vandalism and malicious mischief if and to the extent actually insured against, whether or not such loss or damage be the result of the negligence of Lessor, its employees or agents. This subsection does not impose any added obligation or expense upon Lessee and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

     Section 21 - Condemnation, Destruction or Damage.
     ------------------------------------------------
          (a) If the Premises, or any significant portion thereof, are taken by eminent domain, or condemned for public use, this Lease may be terminated by either party, and any and all awards for such taking shall be the exclusive property of Lessor. Nothing contained herein shall be construed to preclude Lessee from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business or depreciation to, damage to, or cost of removal of, or the value of stock and other personal property belonging to Lessee, provided, however, that no such claim shall diminish or otherwise adversely affect Lessor's award or the award to any mortgagee.

          (b) In the event that the building of which the Premises are a part, shall be totally destroyed by fire or other casualty insured against, or shall be so damaged that repairs and restoration cannot be accomplished within a period of sixty (60) days from the date of such destruction or damage, this Lease shall terminate at the election of Lessor and each party shall be relieved of any further obligation to the other, except that Lessee shall be liable for and shall promptly pay Lessor any rent then in arrears or Lessor shall promptly rebate to Lessee a pro rata portion of any rent paid in advance. In the event the premises shall be so damaged that repairs and restoration can be accomplished within a period of sixty (60) days from the date of such destruction or damage or if Lessor does not elect to terminate this Lease, this Lease shall continue in effect in accordance with its terms; such repairs and restoration shall, unless otherwise agreed by Lessor and Lessee, be performed promptly by Lessor as closely as practicable to the condition which existed as of the date of the damage (utilizing therefor the proceeds of the insurance applicable thereto), and until such repairs and restoration have been accomplished, a portion of the rent shall abate equal to the proportion of the Premises rendered unusable by the damage. It is understood that Lessor's obligation to restore, replace or rebuild shall not exceed in amount the sum of the insurance proceeds paid to it and/or released to it by any mortgagee with which settlement was made. Lessee agrees to execute and deliver to Lessor all instruments and documents necessary to evidence the fact that the right to such insurance proceeds is vested in Lessor by the damage.

     Section 22 - Repossession by Lessor. At the expiration of this Lease or
     -----------------------------------
upon the earlier termination of this Lease for any cause herein provided for, Lessee shall peaceably and quietly quit the Premises and deliver possession of the same to Lessor.

     Section 23 - Mortgage Lien. Lessee agrees that this Lease and all rights
     --------------------------
of Lessee hereunder are and shall be subject and subordinate to the lien of (1) any mortgage constituting a first lien of the Property, or any part thereof, at the date hereof, (2) the lien of any mortgage hereafter executed to a bank, trust company or other recognized lending institution to provide permanent financing or refinancing of the land and improvements containing the Premises, and (3) any renewal, modification, consolidation or extension of any mortgage referred to in clause (1) and (2). Lessee shall, upon demand at any time or times, execute, acknowledge and deliver to Lessor without any expense to Lessee, any and all instruments that may be necessary or proper to subordinate this Lease and all rights of Lessee hereunder to the lien of a mortgage referred to in (2) or (3) of the preceding sentence.

     Section 24 - Environmental Matters.
     ----------------------------------

          (a) Lessee represents and warrants that it shall not use the Premises for the Storage, Treatment or Disposal of Hazardous Wastes, and hereby certifies that its operations or other uses of the Premises will not involve the same. For the purposes of this Lease, the terms Hazardous Waste, Storage, Treatment and Disposal are defined by cumulative reference to the following sources, as amended from time to time: (1) The Resource Conservation and Recovery Act of 1976, 42 USC (S)6901 et seq (RCRA); (2) EPA Federal Regulations promulgated thereunder and codified in 40 C.F.R. Parts 260-265 and Parts 122-124; (3) New Hampshire R.S.A. Ch. 147 and 147-A, and New Hampshire Regulations promulgated thereunder by any agency or department of the State of New Hampshire.

          (b) As used in this Section, the term "Hazardous Material" shall mean any substance, water or material which has been determined by any state, federal or local government authority to be capable of posing a risk of injury to health, safety and property, including, but not limited to, all of those materials, wastes and substances designated as hazardous or toxic by the U. S. Environmental Protection Agency, the U. S. Department of Labor, the U. S. Department of Transportation, and/or any other governmental agency, federal, state, or local, now or hereafter authorized to regulate materials and substances in the environment (collectively "Governmental Authority(ies)").

          (c) Lessee agrees to take responsibility for any remedial action required by Government Authorities having jurisdiction regarding any Hazardous Material or Hazardous Waste owned, controlled, used or manufactured by Lessee, or for which Lessee is otherwise legally responsible. Lessee shall pay all costs in connection with any such investigation or remedial activity including, without limitation, all installation, operation, maintenance, testing, and monitoring costs, all power and utility costs and any and all pumping taxes or fees that may be applicable to Lessee's activities. Lessee shall perform all such work in a good, safe and workmanlike manner, in compliance with all laws and regulations thereto, and shall diligently pursue any required investigation and remedial activity until Lessee is allowed to terminate these activities by those Government Authorities having jurisdiction.

          (d) Lessee shall conduct any testing, monitoring, reporting and remedial activities in connection with the Premises in a good, safe and workmanlike manner, and in compliance with all laws and regulations applicable thereto. Lessee shall promptly provide Lessor with copies of any testing results and reports that are generated in connection with Lessee's activities and that are submitted to any Government Authority.

          (e) Lessee shall indemnify, hold harmless, and defend Lessor, its officers, members, employees and agents (collectively "Indemnities") against all claims, demands, losses, liabilities, costs and expenses, including attorneys' fees, (collectively "Liabilities") imposed upon or accruing against Indemnities as actual and direct costs of investigatory or remedial action required by any Government Authority having jurisdiction or as damages to third persons for personal injury or property damage arising from the existence of Hazardous Material or Hazardous Waste referred to in subparagraph (c). Such Liabilities shall include, without limitation: (i) injury or death to any person, (ii) damage to or loss of use of any other property, (iii) the cost of any demolition and rebuilding of the improvements containing the Premises, repair, or remediation and the preparation of any closure or other activity required by any Governmental Authority, (iv) any lawsuit brought or threatened, good faith settlement reached, or governmental order relating to the presence, disposal, release or threatened release of any Hazardous Material or Hazardous Waste referred to in subparagraph (c), on, from or under the land and building containing the Premises and (v) the imposition of any liens on the land and building containing the Premises arising from Lessee's activities on or about the Premises or from the existence of Hazardous Material or Hazardous Waste referred to in subparagraph (c).

          (f) Lessee shall have no responsibility for Hazardous Waste or Hazardous Materials existing on the Premises at the date hereof, except that Lessee shall be responsible for any costs and expenses incurred by or assessed against Lessor which result from Lessee's activities or from aggravation of such preexisting conditions during the tenancy of Lessee.

          (g) Lessee shall use its best efforts (including payment of money) not to cause or suffer any lien to be recorded against the land and building containing the Premises as a consequence of, or in any way related to, the presence, remediation or disposal of Hazardous Material or Hazardous Waste in or about the Premises, including any mechanics' liens and any so-called state, federal or local "superfund" lien relating to such matters.

     Section 25 - Americans With Disabilities Act. Lessee shall comply with the
     --------------------------------------------
Americans with Disabilities Act of 1990 ("ADA") and the regulations promulgated thereunder. Lessee hereby expressly assumes all responsibility for compliance with the ADA relating to the Premises and the activities conducted by Lessee within the Premises. Any alterations made to the Premises made by Lessee for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Lessor's consent to such alterations shall not constitute either Lessor 's assumption, in whole or in part, of Lessee's responsibility for compliance with the ADA, or representation or confirmation by Lessor that such alterations comply with the provisions of the ADA.

     Section 26 - Default. In the event (i) any installment of rent or
     --------------------
additional rent shall not be paid within ten (10) days after the same is due and payable; or (ii) Lessee defaults in the performance or observance of any other covenant or condition in this Lease and such default remains unremedied for ten
(10) days after written notice thereof has been given to Lessee by Lessor; or
(iii) Lessee makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of or for Lessee of any substantial part of its property, commences any proceeding relating to Lessee or any substantial part of its property under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against Lessee any such proceeding which remains undismissed for a period of sixty (60) days, or any order approving the petition in any such proceeding is entered, or Lessee by any act indicates its consent to, or acquiescence in any such proceeding or the appointment of any receiver of or trustee for Lessee of any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days, then in any of such events, Lessor may, subject to the rights of any trustee in bankruptcy to assume this Lease, immediately or at any time thereafter and without demand or notice enter upon the Premises or any part thereof in the name of the whole and repossess the same as of Lessor's former estate and expel Lessee and those claiming through or under Lessee and remove their effects forcibly, if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant. Upon such entry this Lease shall terminate, and Lessee covenants that, in case of such termination by reason of the default of Lessee, Lessee shall remain and continue liable to Lessor in an amount equal to the total rent reserved for the balance of the term hereof plus all additional rent reserved for the balance of the term hereof less the net amounts (after deducting the expenses of repair, renovation or demolition and attorneys fees and leasing commissions) which Lessor realize, or with due diligence should have realized, from the reletting of the Premises. As used in this Section, the term "additional rent" means the obligations of Lessee under
Section 4 and the value of all considerations other than rent agreed to be paid or performed by Lessee hereunder, including, without limiting the generality of the foregoing, taxes, assessments and insurance premiums. Lessor shall have the right from time to time to relet the Premises upon such terms as it may deem fit, and if a sufficient sum shall not be thus realized to yield the net rent required under this Lease, Lessee agrees to satisfy and pay all deficiencies as they may become due during each month of the remaining term of this Lease. Nothing herein contained shall be deemed to require Lessor to await the date whereon this Lease, or the term hereof, would have expired had there been no default by Lessee, or no such termination or cancellation. Lessee expressly waives service of any notice of intention to reenter and waives any and all right to recover or regain possession of the Premises, or to reinstate or redeem this Lease as may be permitted or provided for by or under any statute or law now or hereafter in force and effect. The rights and remedies given to Lessor in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Lessor, shall be deemed to be in exclusion of any of the others herein or by law or equity provided. Nothing contained in this Section shall limit or prejudice the right of Lessor to prove and obtain, in proceedings involving the bankruptcy or insolvency of, or a composition with creditors by, Lessee the maximum allowed by any statute or rule of law at the time in effect.

     Section 27 - Expense Reimbursement. In addition to any other remedies
     ----------------------------------
Lessor may have at law or equity and/or under the Lease, Lessee shall pay upon demand all of Lessor's costs, charges and expenses, including attorney fees and court costs, incurred in connection with the successful recovery of sums due under this Lease, or the successful enforcement of any provisions of this Lease.

     Section 28 - Access to Premises. Lessor or its representatives shall have
     -------------------------------
free access to the Premises at reasonable intervals during normal business hours for the purpose of inspection, or for the purpose of showing the Premises to prospective purchasers or Lessees, or for the purpose of making repairs which Lessee is obligated to take hereunder but has failed or refused to make. The preceding sentence does not impose upon Lessor any obligation to make repairs. Lessor also reserves the right to alter, change, close or limit access to any portion of the common areas on the Property or to designate portions of such common areas for use by a single Lessee of the Property.

     Section 29 - Holding Over. Except for mutual consent by Lessor and Lessee,
     -------------------------
any holding over by Lessee after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to two hundred and 00/100 percent (200%) the rent and herein provided (prorated on a daily basis) and shall otherwise be in the terms and conditions set forth in this Lease as far as applicable.

     Section 30 - Notices. Any written notice, request or demand required or
     --------------------
permitted by this Lease shall, until either party shall notify the other in writing of a different address, be properly given if sent by certified first class mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telecopy, overnight delivery service, or telegram (with messenger delivery specified) and shall be deemed given on the day that such writing is received by the party to whom it is sent, and addressed (if notice is given by mail) as follows:

          If to Lessor:
               GHK Company, L.L.C.
               c/o Ram Asset Management, Inc.
               121 Middle Street, Suite 200
               Portland, Maine 04101
               Attn.: Ms. Ann C. Goggin

          If to Lessee:

               Wire & Cable Specialties, Inc.
               7 Raymond Avenue, Building A
               Salem, New Hampshire, 03079
               Attn.: Mr. Paul Monahan

     Section 31 - Succession. This Lease shall be binding upon and inure to the
     -----------------------
benefit of the heirs, executors, administrators, successors and assigns of the parties hereto. This section shall not be construed to give Lessor the right to assign this Lease which shall be governed by section 16.

     Section 32 - Waiver. Any consent, expressed or implied, by either party to
     -------------------
any breach by the other party of any covenant or condition of this Lease shall not constitute a waiver of any prior or succeeding breach of the same or any other covenant or condition of this Lease. Acceptance by Lessor of rent or other payment with knowledge of a breach of or default under any term hereof by Lessee shall not constitute a waiver by Lessor of such breach or default. This Lease shall not be modified or canceled except by writing executed by Lessor and Lessee.

     Section 33 - Acceptance of the Premises. Lessee is thoroughly familiar
     ---------------------------------------
with the Premises, their condition, state of repair and everything connected therewith, based on Lessee's own investigation thereof, and no representations of any kind or nature concerning the Premises or any part thereof not contained herein have been made to Lessee either before or at the time of the execution of this Lease. After completion of the tenant improvements required by Section 37 possession of the Premises shall be turned over to Lessee and Lessee shall except the same.

     Section 34 - Brokerage. The parties represent and warrant to each other
     ----------------------
that they had no contact with any real estate broker, salesman or finder in connection with the transaction resulting in this Lease, other than The Dalton Co. Each party agrees to indemnify the other party against, and hold said party harmless from, any cost, claim, loss, liability, damage or expense arising from any breach of the foregoing warranty and representation.

     Section 35 - Arbitration.
     ------------------------

          (a) In the event of any dispute as to the meaning or interpretation of any provision of this Lease, either party may, upon ten (10) days' written notice to the other party, require that the dispute be determined by arbitration under the rules, then obtaining, of the Commercial Panel of the American Arbitration Association.

          (b) A decision of an arbitrator made in accordance with the provisions of this Section shall be final and binding upon the parties hereto and enforceable in a court of law.

     Section 36 - Governing Law. This Lease shall be construed and interpreted
     --------------------------
in accordance with the laws of the State of New Hampshire.

     Section 37 - Lessee Improvements. Lessor shall make certain improvements
     --------------------------------
to the Premises to ready the Premises for Lessee's occupancy. Such improvements are described on Exhibit B.

     Section 38 - Option to Terminate. Lessee shall have the option to
     --------------------------------
terminate this lease on December 31, 1996 if Lessee provides Lessor with 120 days written notice prior to December 31, 1996 AND either a) Lessee desires to close this office and leave the Greater Boston/Southern New Hampshire market, or
b) Lessee desires to expand its leased area, Lessor is unable to accomodate such expansion, and Lessee subsequently does in fact expand its operation in the market area.

     Section 39 - Option to Relocate. Lessee understands that Lessor may
     -------------------------------
construct one or more additional buildings at 7 Raymond Avenue. In the event that Lessor does construct such a

     Section 39 - Option to Relocate. Lessee understands that Lessor may
     -------------------------------
construct one or more additional buildings at 7 Raymond Avenue. In the event that Lessor does construct such a building, and Lessee and Lessor reach agreement on the terms of Lessee relocating into an additional building, Lessor agrees to release Lessee from this Lease.

     Section 40 - Option to Renew. Lessee has the option to extend this lease
     ----------------------------
at the expiration of the term of this Lease for one additional three year term. Lessee shall exercise this option to renew by giving Lessor written notice at least ninety (90) days in advance of the expiration of this Lease. The rental rate during such renewal option shall be equal to the rental rate then in effect plus a 5% increase, and the rent shall increase by 5% each year.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and delivered as of the day and year first above written.

WITNESS:                            GHK Company, L.L.C.


/s/ Edward J. Dalton                By:/s/ Ann C. Goggin
- -----------------------------          --------------------------
                                       Its Manager


                                    Wire & Cable Specialties, Inc.


/s/ Antoinette M. Shields           By:/s/ Paul Monahan
- -----------------------------          --------------------------
                                       Its Vice President


STATE OF N.H.
COUNTY OF ROCKINGHAM

On this 6th day of December, 1994, before me, the undersigned officer, personally appeared ANN C. GOGGIN, the Manager of GHK Company, L.L. C., a New Hampshire limited liability company, and acknowledged that she executed the same for the purpose therein contained, on behalf of the corporation.

                                    /s/  Edward J. Dalton
                                    -----------------------------
                                    Notary Public
                                    My commission expires: May 13, 1997

STATE OF N.H.
COUNTY OF ROCKINGHAM

On this 6th day of December, 1994, before me, the undersigned officer, personally appeared PAUL MONAHAN, the Vice President of Wire & Cable Specialties, Inc. and acknowledged that he executed the same for the purpose therein contained, on behalf of the corporation.

                                    /s/  Edward J. Dalton
                                    -----------------------------
                                EXHIBIT A


                                   [DRAWING]

                                   EXHIBIT B

Scope of Lessor Improvements:

DEMOLITION, CUT & PATCH, DUMPSTER: Includes demo and removal in warehouse area
- ---------------------------------
of the following: existing suspended ceiling and associated lighting and air conditioning ducts, all suspended fixtures and supporting systems to within 18 FT AFF. Remove existing metal stud/GWB separating warehouse area. Patch damaged wall intersection with GWB. Remove all existing debris in warehouse area. Provide new 6' wide x 6'8" opening (match existing door heights) in existing walls between offices one and two, and between offices two and three New wall case shall be GWB. (Office one is adjacent to Unit 8). Cut and patch cement floor for a distance sufficient to connect the new bathroom sewer plumbing to existing sewer plumbing in office adjacent to Unit 5. Removal of existing carpet and disposal.

CARPENTRY/DRYWALL: Walls: 3 5/8" GA metal studs spread at 16" OC.  One layer
- -----------------
1/2" GWB applied to each face of stud. Partition to extend to 8'0" AFF. All GWB to be taped, with 3 layers of joint compound, sanded and one coat primer.

Ceiling: Provide new suspended ceiling in handicap toilet room at 7'8". Suspend ceiling 6" from 20 GA metal stud frame anchored to top of enclosure. Provide new suspended ceiling in office adjacent to unit 5 to match existing.

Doors: Install three wooden doors and metal frames. Doors are available on site. Use existing passage set hardware where applicable. Provide privacy set on toilet room door to match existing finish. Doors to be installed in handicap toilet room, hallway opening to warehouse area and office adjacent to Unit 5. There are no doors to be installed in new 6' openings between offices one and two, and two and three.

Interior Windows: Re-install sliding window units in presently installed frame, Sliding units available on site.

OVERHEAD DOOR: Provide and install new 8' x 10' manually operated insulated
- -------------
metal faced overhead door; cut exterior skin of building to accommodate required opening. Door shall match those in existing building. Door shall include appropriate structural frame installation dock, bumper and related hardware. Door opening shall be trimmed out at exterior opening to match existing,

ELECTRICAL: Repair existing fluorescent deck mounted fixtures in rear of
- ----------
warehouse. Install (4) four new metal halide fixtures to accommodate typical general lighting for warehouse space. Use existing light switch circuitry. Re-use and install two functional existing light fixtures from warehouse area in office adjacent to Unit 5. Install transformer to meet building code and sufficiently power a/c outlets. Install new ceiling fan/light combination in handicap toilet room, Nutone or equal. Provide one

22OV/3 Phase power drop near rear center column and two 110 Volt duplex receptacles at warehouse office near partition wall.

SPRINKLER: Remove and cap sprinkler drops in warehouse area, except for two
- ---------
mounted on partition wall by new bathroom

HVAC: Re-use and install one HVAC diffuser in office adjacent to Unit 5 and
- ----
necessary duct work to diffuser. Attach existing roof top unit to office duct work. Cap off end of office duct work adjacent to Unit 5. Attach existing roof top unit to new duct work with three diffusers in warehouse area. Ductwork for fan unit in handicap bathroom shall extend through the roof

PLUMBING: Install one handicap toilet/crane "Hymont" #3-154 elongated rim; one
- --------
handicapped lavatory w/chrome faucet levers; one chrome toilet paper holder; and one 42" stainless steel grab bar. Attach water and sewer lines to existing.

FLOORING/CARPET: Provide and install new VCT Armstrong "Excelon" or equal in
- ---------------
bathroom. Provide and install new 26 oz. nylon loop Peerless "Liason" or equal commercial grade carpeting, glue down installation, in offices and adjacent hallway. All floor covering to be trimmed in vinyl cove base.

PAINT: Paint all walls in office area and adjacent hallway with one coat flat
- -----
latex. Warehouse walls not to be painted.

PERMITS: Lessor shall obtain necessary building and occupancy permits.
- -------

FINAL CLEANING: All office and warehouse areas to be left broom clean.
- --------------

                               ADDENDUM TO LEASE
                            DATED DECEMBER 2, 1994
              BETWEEN WIRE & CABLE SPECIALTIES, INC., LESSEE, AND
                         GHK COMPANY, L. L. C., LESSOR

This schedule (Exhibit C) has been discussed and agreed upon by Lessor, Lessee, and Lessor's contractor. All dates are estimates. Lessor shall make best efforts to hold its contractor to this schedule.

Demolition:               Commence:            12/07/94
                          Complete:            12/12/94

Overhead door:            Installed            12/12/94

Plumbing:                 Roughed in           12/12/94
                          Complete:            12/13/94

Sprinkler                 Commence             12/12/94
                          Complete:            12/13/94

Carpentry/Drywall    To take place throughout construction period, for project
              completion on 12/18

Permits:                  Building             12/07/94
                          Occupancy:           12/16/94

HVAC:                     Commence             12/13/94
                          Complete:            12/15/94

Painting:                 Commence             12/17/94
                          Complete:            12/18/94

Floor Covering/Carpet:  Complete:              2/18/94

Seen and Agreed To:

Wire & Cable Specialties, Inc., Lessee


     By:/s/  Andy Rainey
        -------------------------------------
     Andy Rainey, Regional Manager, Northeast

GHK Company, L. L. C., Lessor


     By:/s/  Ann C. Goggin
        -------------------------------------
     Ann C. Goggin, Manager